UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2026

Boundless Bio, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-41989	83-0751369
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11099 North Torrey Pines Road, Suite 150
La Jolla, California	92037
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 766-9912

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BOLD	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On June 22, 2026, Boundless Bio, Inc., a Delaware corporation (Boundless Bio), entered into an Agreement and Plan of Merger and Reorganization (the Merger Agreement) with Serapha Bio, Inc., a Delaware corporation (Serapha), and Boulder Merger Sub Corp., a Delaware corporation and wholly owned subsidiary of Boundless Bio (Merger Sub). Upon the terms and subject to the satisfaction of the conditions described in the Merger Agreement, Merger Sub will be merged with and into Serapha, with Serapha surviving as a wholly owned subsidiary of Boundless Bio (the Merger and, together with all of the other transactions contemplated by the Merger Agreement, the Contemplated Transactions). The Merger is intended to qualify for federal income tax purposes as a tax-free reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the Effective Time), each then-outstanding share of common stock or preferred stock of Serapha (including any shares of capital stock issued pursuant to the Pre-Closing Financing (as defined below)) outstanding immediately prior to the Effective Time (each such share, a Serapha Share) (excluding any share described in clause (b) below) will be converted into the right to receive a number of shares of Boundless Bio common stock, par value $0.0001 per share (Boundless Bio Common Stock), calculated in accordance with the exchange ratio as set forth in the Merger Agreement (the Exchange Ratio). Each then-outstanding option to purchase Serapha Shares will be converted into an option to purchase Boundless Bio Common Stock, and each then-outstanding warrant to purchase shares of Serapha capital stock (including any pre-funded warrants issued pursuant to the Pre-Closing Financing) will be converted into a warrant to purchase shares of Boundless Bio Common Stock, in each case subject to adjustment as set forth in the Merger Agreement. Each option to purchase Boundless Bio Common Stock outstanding immediately prior to the Effective Time with an exercise price greater than $8.00 will be cancelled for no consideration.

Pursuant to the Exchange Ratio formula in the Merger Agreement, upon the Closing (as defined in the Merger Agreement), on a pro forma basis and based upon the number of shares of Boundless Bio Common Stock expected to be issued in the Merger (including following the consummation of the Pre-Closing Financing and Serapha’s Series A preferred financing), pre-Merger equityholders of Serapha are expected to own approximately 96.31% of the combined company and pre-Merger equityholders of Boundless Bio are expected to own approximately 3.69% of the combined company, in each case, calculated on a fully diluted basis. The percentage of the combined company that each party’s equityholders will own following the Closing is subject to certain adjustments as described in the Merger Agreement, including the final amount of the Boundless Bio Net Cash at Closing. Prior to the Closing, Boundless Bio may declare a cash dividend (the Pre-Closing Dividend) to holders of Boundless Bio Common Stock outstanding prior to the Effective Time up to an amount equal to the aggregate of Boundless Bio’s reasonable, good faith approximation of the amount by which Boundless Bio Net Cash will exceed $0, subject to the terms of the Merger Agreement.

The Merger Agreement contains representations and warranties of the parties regarding their respective businesses. The Merger Agreement also contains certain covenants made by each of Boundless Bio and Serapha, including non-solicitation restrictions binding each party (and subject to certain exceptions as further described in the Merger Agreement) and its representatives and restrictions on the operation of each party’s business between the date of the Merger Agreement and the Closing.

In connection with the Merger, Boundless Bio will prepare and file a registration statement on Form S-4, which will contain a proxy statement and prospectus, to register the shares issued pursuant to the Merger Agreement (the Form S-4) and will seek the approval of Boundless Bio’s stockholders of, among other matters, (i) the issuance of the shares of Boundless Bio Common Stock pursuant to the Merger and the change of control of Boundless Bio resulting from the Merger, (ii) a reverse stock split of Boundless Bio Common Stock at a ratio to be mutually agreed upon by Boundless Bio and Serapha and (iii) an increase in the number of authorized shares of Boundless Bio Common Stock to a number determined by Serapha (the Boundless Bio Stockholder Matters).

The Closing is subject to certain closing conditions, including: (i) the approval by the Boundless Bio stockholders of the Boundless Bio Stockholder Matters; (ii) approval by the requisite Serapha stockholders of the adoption and approval of the Merger Agreement and the Contemplated Transactions; (iii) the existing shares of Boundless Bio Common Stock having been continually listed on the Nasdaq Stock Market (Nasdaq) and Nasdaq’s approval of the initial listing application of shares of Boundless Bio Common Stock to be issued in the Merger; (iv) the Securities Purchase Agreement (as defined below) being in full force and effect with cash gross proceeds of not less than $200 million having been received by Serapha; (v) the effectiveness of the Form S-4; (vi) that certain Exclusive License Agreement, dated June 12, 2026, by and between Serapha and YolTech Therapeutics Co., Ltd. being in full force and effect; and (vii) no legal restraint. The Closing is also subject to other specified customary closing conditions of each party, including the accuracy of each party’s representations and warranties, subject to applicable materiality qualifications, compliance by each party with its covenants under the Merger Agreement in all material respects, respectively, delivery of certain customary closing documents by each of Boundless Bio and Serapha, and no Boundless Bio material adverse effect or Serapha material adverse effect since the date of the Merger Agreement that is continuing, respectively.

The Merger Agreement contains certain termination rights of each of Boundless Bio and Serapha. Upon termination of the Merger Agreement in certain circumstances, Serapha may be required to pay to Boundless Bio a termination fee of $1,000,000, including (i) where Serapha’s board of directors changes or withdraws its recommendation in favor of the Merger or recommends to enter into an alternative transaction or (ii) if (a) the Merger Agreement is terminated because Serapha (1) fails to obtain the requisite stockholder approval of the Merger Agreement and the Contemplated Transactions or (2) breaches the Merger Agreement, (b) an alternative acquisition proposal was announced or disclosed prior to obtaining Serapha’s stockholder approval, and (c) within 12 months of the termination of the Merger Agreement, Serapha enters into a definitive agreement with respect to an alternative transaction.

Upon termination of the Merger Agreement in certain circumstances, a termination fee of $1,000,000 may be payable by Boundless Bio to Serapha if (i) the Merger Agreement is terminated because Boundless Bio fails to obtain the requisite stockholder approval of the Boundless Bio Stockholder Matters or a change by board of directors of Boundless Bio in its recommendation regarding the Merger or other Parent Triggering Event (as defined in the Merger Agreement) occurs, (ii) an alternative acquisition proposal was announced or disclosed prior to such termination, and (iii) within 12 months of the termination of the Merger Agreement, Boundless Bio enters into a definitive agreement with respect to an alternative transaction.

The transaction has received approval by the boards of directors of the parties and is expected to close in the fourth quarter of 2026, subject to certain closing conditions, including, among other things, approval by the stockholders of each company and the satisfaction of customary closing conditions.

At the Effective Time, the board of directors of the combined company is expected to consist of a number of directors determined by Serapha, all of whom will be designated by Serapha, and the executive officers of the combined company will consist of officers determined by Serapha.

Series A Preferred Financing

In connection with the execution and delivery of the Merger Agreement, certain institutional and accredited investors entered into a Series A stock purchase agreement with Serapha, pursuant to which such persons invested in a private placement of Serapha’s Series A preferred stock for an aggregate purchase price of approximately $138,000,000.

Pre-Closing Financing

Concurrently with the execution and delivery of the Merger Agreement, certain institutional and accredited investors have also entered into a securities purchase agreement with Serapha (the Securities Purchase Agreement), pursuant to which such persons have agreed to purchase, in the amounts set forth therein, pre-closing shares of Serapha capital stock (the PIPE Securities) for an aggregate purchase price of approximately $92,000,000 in a private placement (the Pre-Closing Financing). The closing of the Pre-Closing Financing is conditioned on the satisfaction or waiver of the conditions set forth in the Merger Agreement (in addition to other customary closing conditions) and is expected to occur substantially concurrently with the Closing of the Merger and prior to the Effective Time.

Pursuant to the terms of the Securities Purchase Agreement, at closing of the Pre-Closing Financing, Serapha will enter into a Registration Rights Agreement (the Registration Rights Agreement) with the purchasers of the PIPE Securities, which will provide for the registration and resale of Boundless Bio Common Stock issuable in exchange for the PIPE Securities upon the Closing of the Merger, in accordance with the terms of the Registration Rights Agreement.

The foregoing descriptions of the Securities Purchase Agreement and Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the Securities Purchase Agreement, and the Registration Rights Agreement the forms of which are filed as Exhibits 10.3 and 10.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Support Agreements

Concurrently with the execution of the Merger Agreement, the executive officers and directors of Boundless Bio holding approximately 1.7% of the outstanding Boundless Bio capital stock entered into support agreements (the Boundless Bio Support Agreements) in favor of Serapha, providing among other things, that such officers and directors (x) will vote all of their shares of Boundless Bio capital stock, among other things: (i) in favor of approving the Contemplated Transactions, including the Boundless Bio Stockholder Matters and the other actions contemplated by the Merger Agreement, (ii) against any proposal made in opposition to, or in competition with, the Merger Agreement or the Merger and (iii) against any acquisition proposal involving a third party and (y) will not solicit or negotiate alternative acquisition proposals or inquiries in their capacities as stockholders of Boundless Bio.

Concurrently with the execution of the Merger Agreement, certain officers, directors and stockholders of Serapha holding approximately 65% of the outstanding Serapha capital stock entered into support agreements (the Serapha Support Agreements and, together with Boundless Bio Support Agreements, the Support Agreements) in favor of Boundless Bio, providing among other things, that such executive officers, directors and stockholders (x) will vote all of their shares of Serapha capital stock, among other things: (i) in favor of adopting the Merger Agreement and approving the Merger, the other Contemplated Transactions and the other actions contemplated by the Merger Agreement, (ii) against any proposal made in opposition to, or in competition with, the Merger Agreement or the Merger and (iii) against any acquisition proposal involving a third party and (y) will not solicit or negotiate alternative acquisition proposals or inquiries in their capacities as stockholders of Serapha.

In accordance with the terms of the Merger Agreement, the executive officers and directors of Serapha immediately prior to the Effective Time will enter into lock-up agreements, pursuant to which, subject to specified exceptions, such persons will be subject to certain restrictions on transfers of the shares of Boundless Bio Common Stock beneficially held by such persons or such persons’ family members (other than shares received as a result of the conversion of shares received in the Pre-Closing Financing) for the 180-day period following the Effective Time.

The foregoing descriptions of the Merger Agreement, the form of Boundless Bio Support Agreement and the form of the Serapha Support Agreement (collectively, the Agreements), are not complete and are qualified in their entirety by reference to those Agreements, which are filed as Exhibits 2.1, 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules provided by each of Boundless Bio and Serapha in connection with the signing of the Merger Agreement. These confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Merger Agreement. Moreover, certain representations and warranties in the Agreements were used for the purpose of allocating risk between the parties thereto rather than establishing matters as facts. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them as statements of fact.

Item 2.05 Costs Associated with Exit or Disposal Activities.

On June 23, 2026, Boundless Bio, in connection with signing of the Merger Agreement, announced a workforce reduction of approximately 75% of Boundless Bio’s workforce. Boundless Bio expects to incur one-time costs of approximately $3.0 million to $5.0 million in connection with the workforce reduction primarily related to one-time termination benefits (some of which are contractual), including severance and healthcare related benefits. Boundless Bio estimates that the workforce reduction will be substantially completed in the third quarter of 2026 and that the majority of the related charges will be recognized in Boundless Bio’s third quarter financial results of operations.

The estimate of costs that Boundless Bio expects to incur and the timing thereof are subject to a number of assumptions, and actual results may differ materially. Boundless Bio may also incur additional costs not currently contemplated due to events that may occur as a result of, or that are associated with, the implementation of the workforce reduction.

Item 3.02 Unregistered Sales of Equity Securities.

To the extent required by this Item, the information included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The shares of Serapha capital stock to be issued in the Pre-Closing Financing will be issued in private placements exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the Securities Act), and/or Regulation D promulgated thereunder, because the offer and sale of such securities does not involve a “public offering” as defined in Section 4(a)(2) of the Securities Act, and other applicable requirements were met. Neither this Current Report on Form 8-K nor any of the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy the shares of Serapha capital stock or any other securities of Boundless Bio or Serapha.

Item 5.01 Changes in Control of Registrant.

To the extent required by this Item, the information included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

To the extent required by this Item, the information included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Executive Transitions

In connection with the Contemplated Transaction, effective July 1, 2026, Zachary D. Hornby will cease his role as President and Chief Executive Officer, and as a member of the board of directors of Boundless Bio. Furthermore, effective July 1, 2026, the board of directors of Boundless Bio reduced the size of the board of directors of Boundless Bio from five to four members to remove the vacancy on the board of directors of Boundless Bio created by Mr. Hornby’s resignation from the board of directors.

In connection with Mr. Hornby’s departure, effective July 1, 2026, Jessica Oien, Boundless Bio’s Chief Legal Officer and Corporate Secretary, was appointed to serve as Boundless Bio’s President and “principal executive officer,” in addition to maintaining her current responsibilities as Chief Legal Officer and Corporate Secretary.

The full biography and other information with respect to Ms. Oien required by Item 5.02(c) of Form 8-K are included in Boundless Bio’s proxy statement on Schedule 14A for the 2026 annual meeting of stockholders filed with the SEC on April 28, 2026 under the headings “Executive Officers” and “Certain Relationships and Related Party Transactions,” and such biography and information are incorporated herein by reference.

In connection with the Contemplated Transaction, effective July 1, 2026, Christian Hassig, Ph.D., will cease his role as Boundless Bio’s Chief Scientific Officer, and Robert Doebele, M.D., Ph.D., will also cease his role as Boundless Bio’s Chief Medical Officer.

Separation Agreements and Consulting Agreements with Mr. Hornby and Drs. Doebele and Hassig

In connection with their departures, each of Mr. Hornby and Drs. Doebele and Hassig are expected to enter into a separation agreement with Boundless Bio, effective as of July 1, 2026 (the Separation Agreements). The Separation Agreements will contain a release of claims and will provide for the following severance benefits, subject to, among others, : (i) a lump sum cash severance payment in an amount representing nine months’ (twelve months’ for Mr. Hornby) base salary, (ii) subject to and conditioned upon the occurrence of the Merger, an additional true-up severance payment in an amount representing twelve months’ (eighteen months’ for Mr. Hornby) base salary plus 1.0 times (1.5 times for Mr. Hornby) their respective target bonuses for 2026 less the amount of cash severance previously paid, payable upon the closing of the Merger, and (iii) nine months (twelve months for Mr. Hornby) of COBRA premium payments (increased to twelve months (eighteen months for Mr. Hornby) in the event of the closing of the Merger).

In addition, each of Mr. Hornby and Drs. Doebele and Hassig entered into a consulting agreement with Boundless Bio, pursuant to which they will provide limited transitional services to Boundless Bio.

Amended and Restated Offer Letters with Ms. Oien and David Hinkle

In connection with the Merger, on June 22, 2026, each of Ms. Oien and David Hinkle entered into an amended and restated offer letter with Boundless Bio, to be effective as of July 1, 2026 (the A&R Offer Letters). The A&R Offer Letters provide for, among others, the following additional compensation: (i) in addition to receiving their current base salaries, additional monthly compensation of $50,000 for Ms. Oien and $25,000 for Mr. Hinkle, (ii) a transaction bonus accruing in the amount of $50,000 for Ms. Oien and $25,000 for Mr. Hinkle for each month of employment following July 1, 2026 (provided, that, the transaction bonuses will be capped at $500,000 for Ms. Oien and $250,000 for Mr. Hinkle), and (iii) for Ms. Oien, an additional one-time bonus of $50,000 in the event the Merger Agreement is terminated and Boundless Bio enters into a binding term sheet with a new counterparty to effectuate a similar transaction. The transaction bonuses will be payable to Ms. Oien and Mr. Hinkle upon the closing of the Merger, or, if earlier, upon a termination by Boundless Bio without cause, their resignation for good reason or their death or disability. Neither Ms. Oien nor Mr. Hinkle will be eligible to earn any annual performance bonus for 2026 or thereafter. In addition, Ms. Oien and Mr. Hinkle remain entitled to their existing severance benefits under the Boundless Bio Severance and Change in Control Plan, which severance benefits will be paid upon the closing of the Merger, or if earlier, certain qualifying terminations or employment.

Acceleration of Outstanding Options; Extension of Post-Termination Exercise Period of Options; Acceleration of Premium End Date

Concurrently with the signing of the Merger Agreement, all outstanding stock options to purchase shares of the Boundless Bio Common Stock (the Boundless Options) previously granted to Boundless Bio’s employees, executive officers, directors, and consultants under the 2024 Incentive Award Plan and 2018 Equity Incentive Plan became fully vested and exercisable immediately. In addition, the exercise period of all outstanding Boundless Options was extended to provide that such Options will remain exercisable until the latest to occur of (i) March 31, 2027 (unless the Closing Date occurs prior to such date, in which case the exercise period will expire on the date that is three months following the Closing Date) or (ii) such later date provided in the applicable option agreement. With respect to any outstanding Boundless Options that were repriced by Boundless Bio effective August 19, 2024, the premium end date of the Boundless Options was accelerated to the date of the signing of the Merger Agreement.

Item 7.01 Regulation FD Disclosure.

On June 23, 2026, Boundless Bio and Serapha issued a joint press release announcing the entry into the Merger Agreement. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

On June 23, 2026, Boundless Bio and Serapha released a pre-recorded call featuring representatives from both companies discussing the Contemplated Transactions. The pre-recorded call can be accessed by visiting www.boundlessbio.com. Furnished as Exhibit 99.2 hereto is the transcript of the pre-recorded call.

The information in this Item 7.01, including Exhibits 99.1, and 99.2 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

Based on preliminary exposure data obtained in the early dose escalation cohorts of the KOMODO-1 clinical trial, Boundless Bio believed that the observed pharmacokinetic exposure data, indicating that human oral bioavailability of BBI-940 was significantly lower than what had been predicted based on preclinical studies, did not support continued clinical development of BBI-940.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1+	Agreement and Plan of Merger and Reorganization, dated June 22, 2026, by and among Boundless Bio, Inc., Boulder Merger Sub Corp., and Serapha Bio, Inc.

10.1	Form of Boundless Bio Support Agreement.

10.2	Form of Serapha Support Agreement.

10.3	Form of Securities Purchase Agreement.

10.4	Form of Registration Rights Agreement.

99.1	Joint Press Release, dated June 23, 2026.

99.2	Pre-Recorded Call Transcript, dated June 23, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+

Registrant has omitted schedules and exhibits pursuant to Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of the omitted schedules and exhibits to the SEC upon request.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding the structure and intended tax treatment of the proposed Merger; expectations regarding the ownership structure of the combined company; the expected management team of the combined company; expectations regarding the structure, size, timing and completion of the Pre-Closing Financing and Nasdaq listing; the potential Pre-Closing Dividend; expectations regarding the clinical development of BBI-940; and other statements that are not historical fact. These forward-looking statements are made as of the date they were first issued, and were based on the then-current expectations, estimates, forecasts, and projections, as well as the beliefs and assumptions of management. There can be no assurance that future developments affecting Boundless Bio, Serapha or the Contemplated Transactions will be those that have been anticipated.

Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Boundless Bio’s and Serapha’s control. Boundless Bio’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to (i) the risk that the conditions to the Closing are not satisfied; (ii) uncertainties as to the timing of the consummation of the proposed Merger and the ability of each of Boundless Bio and Serapha to consummate the proposed Merger; (iii) risks related to Boundless Bio’s ability to manage its operating expenses and its expenses associated with the proposed Merger pending Closing; (iv) risks related to the failure or delay in obtaining required approvals from any governmental or regulatory entity necessary to consummate the proposed Merger, if applicable; (v) the risk that as a result of adjustments to the Exchange Ratio, Boundless Bio’s stockholders and Serapha’s stockholders could own more or less of the combined company than is currently anticipated; (vi) risks related to the market price of Boundless Bio Common Stock relative to the value suggested by the Exchange Ratio and the anticipated cash dividend; (vii) unexpected costs, charges or expenses resulting from the proposed Contemplated Transactions; (viii) the risk that anticipated ownership percentages or cash dividend amount may change based on adjustments at or prior to closing; (ix) the risk that the Pre-Closing Financing is not consummated; (x) Serapha’s reliance on intellectual property rights under its license agreement with YolTech Therapeutics and risks related to the protection of intellectual property; and (xi) the potential for the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement and the other agreements entered into in connection therewith. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties. These and other risks and uncertainties are more fully described in periodic filings with the SEC, including the factors described in the section titled “Risk Factors” in Boundless Bio’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC, and in other filings that Boundless Bio makes and will make with the SEC in connection with the proposed Merger, including the Proxy Statement (as defined below). You should not place undue reliance on these forward-looking statements, which are made only as of the date hereof or as of the dates indicated in the forward-looking statements. Boundless Bio expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based. This communication does not purport to summarize all of the conditions, risks and other attributes of an investment in Boundless Bio or Serapha.

Participants in the Solicitation

This Current Report on Form 8-K relates to the proposed Merger and other Contemplated Transactions involving Boundless Bio and Serapha and may be deemed to be solicitation material in respect of the proposed Merger and other Contemplated Transactions. In connection with the proposed Merger and other Contemplated Transactions, Boundless Bio will file relevant materials with the SEC, including the Form S-4 that will contain a proxy statement (the Proxy Statement) and prospectus. This communication is not a substitute for the Form S-4, the Proxy Statement or for any other document that Boundless Bio may file with the SEC and/or send to Boundless Bio’s stockholders in connection with the proposed Merger. Boundless Bio, Serapha, and their respective directors and certain of their executive officers may be considered participants in the solicitation of proxies from Boundless Bio’s stockholders with respect to the proposed Merger and other Contemplated Transactions under the rules of the SEC. Information about the directors and executive officers of Boundless Bio is set forth in its most recent definitive proxy statement filed with the SEC on April 28, 2026. Additional information regarding the persons who may be deemed participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in the Form S-4, the Proxy Statement and other relevant materials to be filed with the SEC when they become available. You may obtain free copies of this document as described below. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF BOUNDLESS BIO ARE URGED TO READ THE FORM S-4, THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT BOUNDLESS BIO, THE PROPOSED MERGER AND OTHER CONTEMPLATED TRANSACTIONS AND RELATED MATTERS.

No Offer or Solicitation

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities nor a solicitation of any vote or approval with respect to the proposed transactions herein or otherwise. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act and otherwise in accordance with applicable law. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF BOUNDLESS BIO ARE URGED TO READ THE FORM S-4, THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT BOUNDLESS BIO, THE PROPOSED MERGER AND OTHER CONTEMPLATED TRANSACTIONS AND RELATED MATTERS.

Additional Information and Where to Find It

Investors and security holders will be able to obtain free copies of the Form S-4, the Proxy Statement and other documents filed by Boundless Bio with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed by Boundless Bio with the SEC will also be available free of charge on Boundless Bio’s website at investors.boundlessbio.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOUNDLESS BIO, INC.

Date:June 23, 2026	By:	/s/ Jessica Oien
Name: Jessica Oien Title: Chief Legal Officer and Corporate Secretary